Carl P. Ranno

Attorney at Law

2733 East Vista Dr.

Phoenix, Arizona 85032

Voice 602.493.0369

Email carlranno@cox.net

October 23, 2018

Leader Hill Corporation

Flat 1204 Block B, Mei Li Yuan

Hong Ling Middle Road, Luohu

Shenzhen 518000 China

ATTN: Chia Yee Seah

Via email leaderhill@outlook.com

RE: Opinion in regard to an S-1 Registration statement filed by Leader Hill Corporation a Nevada Corporation. CIK: 0001723187

Dear Sir,

This Opinion is in connection with a registration statement with amendments, filed by Leader Hill Corporation, a Nevada corporation on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on or about March 16, 2018 and became effective on June 26, 2018, under the Securities Act of 1933, as amended (the “Securities Act”). The Company is offering 4,000,000 shares of its common stock, $0.0001 par value and the selling shareholder is offering 400,000 shares of his common stock. The Company will not receive any of the proceeds from the sale of shares by the selling shareholder. The offering is being made on a self-underwritten, “best efforts” basis.

You have requested my opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, I have examined the Registration Statement, the Company’s Articles of Incorporation filed August 21, 2017, the amendments thereto, the Company’s Bylaws dated August 21, 2017, the Exhibits attached to the Registration Statement and such other documents and matters of law as I have deemed necessary for the expression of the opinion herein contained.

I have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to me, the conformity to originals of all documents submitted as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based upon and subject to the foregoing, it is my opinion that the Shares have been duly authorized and when issued and paid for as described in the Registration Statement and Prospectus, will be, validly issued, fully paid and non-assessable.

This opinion is limited to the Federal laws of the United States, and the applicable statutory provisions of the Nevada Revised Statutes of the State of Nevada, including all applicable provisions of the Nevada Constitution and all regulations related to and all reported judicial decisions interpreting those laws and provisions.

 In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals of all copies submitted to me by the parties herein. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

Based on the foregoing, I am of the opinion that the Shares, when issued according to the terms of the prospectus contained in this registration statement, will be duly and validly issued, duly authorized, fully paid and non-assessable.

I hereby consent to the filing of this opinion, if required, as an exhibit to an amendment to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel " in the prospectus comprising part of an amended Registration Statement.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

/s/ Carl P. Ranno

Carl P. Ranno

Attorney at Law